Exhibit 99.2

Viveve Announces Pricing of Public Offering of Shares of Common Stock

ENGLEWOOD, CO--(Marketwired – February 8, 2018) - Viveve Medical, Inc. ("Viveve") (NASDAQ: VIVE), a medical technology company focused on women's intimate health, today announced the pricing of an underwritten public offering of 10,000,000 shares of its common stock at a public offering price of $3.00 per share. In addition, Viveve has granted the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of common stock at the public offering price. The offering is expected to close on or about February 12, 2018, subject to the satisfaction of customary closing conditions. Viveve intends to use the net proceeds from this offering for supporting the commercialization of its products, clinical research and development, working capital and general corporate purposes.

Cowen is acting as sole book-running manager of the offering. Raymond James is acting as lead manager for the offering. Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc., and Maxim Group LLC are acting as co-managers for the offering.

This announcement shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any offer or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The securities described above are being offered by Viveve pursuant to a registration statement on Form S-3 previously filed and declared effective by the U.S. Securities and Exchange Commission (the “SEC”).

The offering will be made only by means of a prospectus. Copies of the final prospectus supplement and accompanying prospectus relating to and describing the terms of this offering will be filed with the SEC and can be obtained, when available, from Cowen, c/o Broadridge Financial Services, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (631) 274-2806, or by accessing the SEC's website, www.sec.gov.

About Viveve

Viveve Medical, Inc. is a women's intimate health company passionately committed to advancing new solutions to improve women's overall well-being and quality of life. The internationally patented Viveve® System, that delivers the GENEVEVE™ treatment, incorporates clinically-proven cryogen-cooled, monopolar radiofrequency (CMRF) technology to uniformly deliver volumetric heating while gently cooling surface tissue to generate robust neocollagenesis in one 30-minute in-office session.

International regulatory approvals and clearances have been received for vaginal laxity and/or improvement in sexual function indications from over 55 countries. Consistent with these approvals, Viveve is seeking an Investigational Device Exemption from the U.S. Food and Drug Administration (“FDA”) to conduct a pivotal study on use of the device for improvement in sexual function. Currently, in the United States, the Viveve System is cleared by the FDA for general surgical procedures for electrocoagulation and hemostasis.

InControl Products by Viveve are FDA cleared medical devices that treat stress, urge, and mixed incontinence conditions and products to improve pelvic floor strength. Viveve exclusively distributes InControl Medical's products to healthcare providers in the United States.

For more information visit Viveve's website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, our anticipated public offering, future expectations, plans and prospects for us, and the timing of these events, along with those risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and the prospectus supplement related to the public offering, which are available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

Viveve is a registered trademark of Viveve, Inc.

Geneveve is a trademark of Viveve, Inc.

Investor Relations contacts:

Sarah McCabe
Stern Investor Relations, Inc.
(212) 362-1200
sarah@sternir.com

Amato and Partners, LLC
Investor Relations Counsel
admin@amatoandpartners.com

Media contact:

Sara Zelkovic
Berry & Company Public Relations
(212) 253-8881

szelkovic@berrypr.com

2